UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2024

KeyStar Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

78 SW 7th Street, Suite 500, Miami, Florida	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In a Current Report on Form 8-K filed on January 4, 2024, KeyStar Corp., a Nevada corporation (the “Company,” “we” or “our”) disclosed that on December 29, 2023 the Company entered into a Fifth Amended and Restated Discretionary Non-Revolving Line Of Credit Demand Note with Excel Family Partners, LLLP, a Florida limited liability limited partnership in the principal amount of not more than $2,000,000 (the “Note”). The aggregate outstanding principal balance of all loans under the Note as of the date of the Note was $1,135,000.

Since the date of the Note, we have borrowed an additional aggregate amount of $2,975,000 under the Note on six different occasions, including: $1,000,000 on January 4, 2024; $550,000 on January 10, 2024; $200,000 on January 29, 2024; $350,000 on February 5, 2024; $450,000 on February 23, 2024; and $425,000 on February 27, 2024. As of March 7, 2024, the aggregate outstanding principal balance of all loans under the Note is $4,088,800.

The full text of the Note is attached as Exhibit 10.1 hereto and is incorporated by reference herein. You are urged to read said exhibit attached hereto in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Officer:

On March 1, 2024, the board of directors of the Company (the “Board”) appointed James Mackey (“Mackey”) as the Company’s new Chief Financial Officer, Principal Financial and Accounting Officer and Treasurer, effective immediately. The Company did not enter into an Employment Agreement with Mackey. He received a simple offer letter the Company provides all new employees that states he will receive an annual salary of $275,000. He is also eligible to participate in the Company’s other benefit plans. Mackey and the Company entered into a standard written Employment Conditions Agreement which the Company enters into with all new employees. This agreement contains typical provisions regarding Confidentiality, Inventions, Records, Restrictive Covenants, including a one-year post employment non-compete provision and other similar provisions.

James Mackey; Chief Financial Officer, Principal Financial and Accounting Officer and Treasurer; Age 56. With more than 30 years of experience in financial services, investment banking and public accounting, Mackey has a track record of senior leadership roles across a wide variety of businesses. Most recently, from July 2020 to December 2023, Mackey served as Executive Vice President and Chief Financial Officer of the Consumer Lending Division at Wells Fargo, with over $12 billion in revenue across multiple businesses including credit cards, mortgage, merchant services, auto lending and personal lending. Prior to Wells Fargo, Mackey served as Executive Vice President, Chief Financial Officer and member of the Operating Committee at Freddie Mac from November 2013 to June 2020. As CFO of Freddie Mac, a $2 trillion asset company providing liquidity and stability to the home mortgage market, Mackey was a key leader in driving financial, operational, and cultural change to prepare the company for a competitive commercial future. Mackey also served as Chief Financial Officer from 2010 to 2013 at Ally Financial, an all-digital bank which serves 11 million customers across a variety of banking, lending and brokerage services. Prior to that he spent 11 years at Bank of America serving in many roles, including Managing Director in Structured Products and Divisional Chief Financial Officer. Mr. Mackey earned his Master’s Degree in Accounting and a Bachelor’s Degree in Business Administration from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill.

Executive Officer Qualifications for Mackey:

We believe that Mackey should serve as our Chief Financial Officer, Principal Financial and Accounting Officer and Treasurer due to his more than 30 years of extensive financial and business experience in a wide variety of entities.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Fifth Amended and Restated Discretionary Non-Revolving Line Of Credit Demand Note dated December 29, 2023 made by KeyStar Corp. (incorporated by reference to Exhibit 10.1 to KeyStar Corp’s. Current Report on Form 8-K filed on January 4, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2024	KEYSTAR CORP.

	By:	/s/ James Mackey
James Mackey, CFO

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